Exhibit 10.1

SECOND AMENDMENT TO

STOCKHOLDERS AGREEMENT

This SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of August 21, 2015, by and between Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), and TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (together with their Affiliates, “TPG” or the “TPG Investors”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in that certain Stockholders Agreement, dated as of November 4, 2013, by and among the Company, the TPG Investors and the Other Stockholders (as amended, the “Stockholders Agreement”).

Recitals

WHEREAS, the Company and the TPG Investors entered into the Stockholders Agreement in order to provide for certain governance rights and to set forth the respective rights and obligations of the Stockholders following the Company’s IPO;

WHEREAS, the Stockholders Agreement, among other things, entitles TPG to designate for nomination a majority of the seats on the Board of Directors of the Company (the “Board”) so long as TPG beneficially owns more than 50% of the Post-IPO TPG Shares, with a declining number of seats as TPG’s percentage beneficial ownership of Post-IPO TPG Shares decreases below 50%;

WHEREAS, TPG owns more than 50% of the Post-IPO TPG Shares as of the date of this Amendment;

WHEREAS, as of the date hereof, the Board is comprised of eight directors, (i) four of whom are TPG Directors, (ii) one of whom is the Chief Executive Officer of the Company and (iii) three of whom are Unaffiliated Directors;

WHEREAS, the Company intends to appoint a fourth Unaffiliated Director to the Board, effective as of September 1, 2015; and

WHEREAS, the parties hereto desire to amend the Stockholders Agreement on the terms set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein and in the Stockholders Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 3.1(b) of the Stockholders Agreement shall be deleted in its entirety and the following substituted therefor:

(b) Appointment of Additional TPG Director(s) to the Board. For so long as (i) TPG, in the aggregate, beneficially owns more than 50% of the

Post-IPO TPG Shares, and (ii) the Board is comprised of nine (9) or ten (10) directors, five (5) of whom are non-TPG Directors, the Board shall take all Necessary Action, as soon as reasonably practicable following receipt of written notice from TPG, to increase the size of the Board by one (1) or two (2) directors, at TPG’s election, to ten (10) or eleven (11) directors, as applicable, and to fill such newly created directorship(s) with additional TPG Director(s) who shall be designated by TPG.

2. Section 3.1(c) of the Stockholders Agreement shall be deleted in its entirety and the following substituted therefor:

(c) TPG Representation. At each applicable annual or special meeting of stockholders at which directors are to be elected, there shall be included in the slate of nominees recommended by the Board for election as directors that number of individuals designated by TPG (each, a “TPG Designee”) that, if elected, will result in TPG having the number of directors serving on the Board indicated in the column titled “Number of TPG Designees” in the applicable chart immediately below, so long as TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of the annual or special meeting of stockholders, as applicable, the percentage of Post-IPO TPG Shares, as calculated by the method set forth in Section 3.1(d) below, indicated in the column titled “Percentage of Post-IPO TPG Shares” in the applicable chart immediately below.

For so long as the Board is comprised of nine (9) directors, the step down chart immediately below shall be applicable:

Percentage of Post-IPO TPG Shares	Number of TPG Designees
50% or greater	4
Less than 50% but greater than or equal to 30%	3
Less than 30% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 3%	1
Less than 3%	0

However, if in accordance with Section 3.1(b), the size of the Board is increased to ten (10) directors, then the step down chart immediately below shall become applicable:

Percentage of Post-IPO TPG Shares	Number of TPG Designees
50% or greater	5
Less than 50% but greater than or equal to 30%	4
Less than 30% but greater than or equal to 20%	3
Less than 20% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 3%	1
Less than 3%	0

However, if in accordance with Section 3.1(b), the size of the Board is increased to eleven (11) directors, then the step down chart immediately below shall become applicable:

Percentage of Post-IPO TPG Shares	Number of TPG Designees
50% or greater	6
Less than 50% but greater than or equal to 40%	5
Less than 40% but greater than or equal to 30%	4
Less than 30% but greater than or equal to 20%	3
Less than 20% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 3%	1
Less than 3%	0

In the event that the size of the Board is increased or decreased at any time (except as provided in Section 3.1(b)), TPG’s nomination rights under this Section 3.1(c) shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number of directors.

3. Section 3.1(g) of the Stockholders Agreement shall be deleted in its entirety and the following substituted therefor:

(g) Additional Unaffiliated Directors. For so long as TPG has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed eleven (11); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange requirements.

4. Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties and conditions in the Stockholders Agreement shall remain unchanged and in full force and effect.

5. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the parties hereunder to the extent such laws are applicable. All other questions concerning the construction, validity and interpretation of this Amendment shall be governed and construed in accordance with the domestic laws of the State of New York.

6. From and after the date hereof, any reference to the Stockholders Agreement shall be deemed to be a reference to the Stockholders Agreement as amended hereby.

7. This Amendment may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Amendment may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

SURGICAL CARE AFFILIATES, INC.

By:	/s/ Richard L. Sharff, Jr.
Name: Richard L. Sharff, Jr.
Title: Executive Vice President

[Signature Page to Second Amendment to Stockholders Agreement]

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG Gen Par V Advisors, LLC,
its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG Gen Par V Advisors, LLC,
its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P.,
its general partner
By:	TPG Gen Par V Advisors, LLC,
its general partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

[Signature Page to Second Amendment to Stockholders Agreement]